As  filed  with  the  Securities  and  Exchange  Commission  April  10,  2003

                               File No. 000-32349

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2
                                   AMENDMENT 3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           SHORESIDE INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

                  UTAH                              87-0535456
     (State or Other Jurisdiction of              (IRS Employer
      Incorporation or Organization)           Identification No.)

                       3191 SOUTH VALLEY STREET, SUITE 201
                            SALT LAKE CITY, UT, 84109
                                 (801) 474-0824
        (Address and telephone number of registrant's principal offices)

                         ROBERT KARZ, PRESIDENT AND CEO
                           SHORESIDE INVESTMENTS, INC.
                       3191 SOUTH VALLEY STREET, SUITE 201
                            SALT LAKE CITY, UT, 84109
                                 (801) 474-0824
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            CLETHA A. WALSTRAND, ESQ.
                                 ATTORNEY AT LAW
                           8 EAST BROADWAY, SUITE 609
                         SALT LAKE CITY, UT  84111-2204
                                 (801) 363-0890
                               (801) 363-8512 FAX

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If  any  of  the securities being registered on this form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box:   [  X  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                             CALCULATION  OF  REGISTRATION  FEE


Title of each class  Amount to be      Proposed offering   Proposed maximum     Amount of
of securities to     registered        price per share     aggregate offering   registration
be registered                                              price                fee


Common Stock. . . .  600,000 shares    $0.05 per share     $     30,000          $    2.76


The proposed offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




                             PRELIMINARY PROSPECTUS


                           SHORESIDE INVESTMENTS, INC.
                          600,000 SHARES OF COMMON STOCK

                                 $.05 PER SHARE

                                 $.001 PAR VALUE



This prospectus relates to 600,000 shares of common stock of Shoreside Investments, Inc., a Utah corporation. These shares have already been issued to the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. We have set a fixed price of $0.05 per share. Selling security holders must sell at this price. There is currently no market for our common stock, and we have not applied for listing or quotation on any public market. Our stock may eventually be quoted on the Over the Counter Bulletin Board or other exchange. After quotation on the Bulletin Board or listing on an exchange, selling security holders may sell at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered.


SEE "RISK FACTORS" ON PAGES 3-6 FOR CERTAIN INFORMATION YOU SHOULD CONSIDER BEFORE YOU PURCHASE THE SHARES.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is April ____, 2003.


                             Subject to completion.



                                TABLE  OF  CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . .    5
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . .    6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .    9
Determination of Offering Price . . . . . . . . . . . . . . . .    9
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Selling Security Holders. . . . . . . . . . . . . . . . . . . .    9
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . .   10
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . .   12
Directors, Executive Officers, Promoters and Control Persons. .   12
Security Ownership of Certain Beneficial Owners and Management.   13
Description of Securities . . . . . . . . . . . . . . . . . . .   13
Interest of Named Experts and Counsel . . . . . . . . . . . . .   14
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities. . . . . . . . . . . . . . . . . . .   14
Description of Business . . . . . . . . . . . . . . . . . . . .  .14
Plan of Operation . . . . . . . . . . . . . . . . . . . . . . .   18
Management's Discussion and Analysis of Financial Condition and
Results of Operations . . . . . . . . . . . . . . . . . . . . .   19
Description of Property . . . . . . . . . . . . . . . . . . . .   22
Certain Relationships and Related Transactions. . . . . . . . .   23
Market for Common Stock and Related Stockholder Matters . . . .   24
Executive Compensation. . . . . . . . . . . . . . . . . . . . .   26
Financial Statements. . . . . . . . . . . . . . . . . . . . . .   27
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure. . . . . . . . . . . . . . . . . . . . . .   45
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . .   45
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Additional Information. . . . . . . . . . . . . . . . . . . . .   45
Indemnification of Directors and Officers . . . . . . . . . . .   47
Other Expenses of Issuance and Distribution.. . . . . . . . . .   47
Recent Sales of Unregistered Securities . . . . . . . . . . . .   47
Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . .   49
Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . .   50

                               PROSPECTUS SUMMARY

ITEM  3.  SUMMARY  INFORMATION  AND  RISK  FACTORS

ABOUT  OUR  COMPANY

We are in the business of renting our condominium to vacationers and tourists visiting Park City, Utah. Our principal executive offices are located at 3191 South Valley Street, Suite 201, Salt Lake City, UT 84109. Our telephone number is (801) 474-0824.

We incorporated under the laws of Utah on February 8, 1995 as Sun Seekers Corp. In January 1996, we changed our name to Shoreside Investments, Inc.

In October of 1999, we began focusing on acquiring vacation and resort properties to rent to the public. In 2000, we acquired two properties; a condominium located in Park City, Utah and a vacant building lot located in Draper, Utah. In 2001, we divested ourselves of the vacant lot. We continue to maintain and rent our condo which is located near Park City's Main Street, within 2 miles of Park City's three major ski resorts.

We are a development stage company that has not yet achieved profitable operations. Due to our continued losses, our auditors have expressed substantial doubt about our ability to continue as a going concern. For the year ended December 31, 2002 we generated rental revenues of $18,731 compared to $7,001 for the fiscal year ended December 31, 2001. We did not generate any revenue during the fiscal year ended December 31, 2000. We have had net losses of $32,950 for the year ended December 31, 2002, compared to net loss of $29,953 for the same period in 2001. Cumulative net loss from inception in February of 1995 through December 31, 2002 was $88,868.

The following table sets forth summary financial data of Shoreside for the previous five years. The data is derived from audited financial statements. This summary financial data should be read in conjunction with the financial statements and notes thereto and the Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this prospectus.


                                  Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                   December      December      December      December     December
                                   31, 1998      31, 1999      31, 2000      31, 2001     31, 2002
Rental income . . . . . . . . .  $       -0-   $       -0-   $       -0-   $     7,001   $   18,731
Total expenses. . . . . . . . .  $       170   $       607   $    21,224   $    36,594   $   51,681
Net income (loss) . . . . . . .  $       170   $       607   $   (21,224)  $   (29,593)  $  (32,950)
                                 ------------  ------------  ------------  ------------  -----------

Weighted average number of
 shares outstanding . . . . . .    1,000,000     1,000,000     1,250,000     1,239,583    1,200,000
Net earnings (loss) per share,
basic and diluted . . . . . . .  $     (0.00)  $     (0.00)  $     (0.02)  $     (0.02)  $    (0.03)

Cash. . . . . . . . . . . . . .  $       -0-   $     1,219   $     7,063   $     2,093   $    8,481
Total assets. . . . . . . . . .  $       -0-   $     4,749   $   259,508   $   174,876   $  175,281
                                 ------------  ------------  ------------  ------------  -----------

Total current liabilities . . .  $       120   $       476   $    64,871   $    19,509   $   27,790
Note payable. . . . . . . . . .  $       -0-   $       -0-   $   119,008   $   116,938   $  119,012
Stockholders' equity (deficit).  $      (120)  $     4,273   $    75,629   $    38,429   $   28,479
                                 ------------  ------------  ------------  ------------  -----------

ABOUT  THIS  OFFERING

The selling security holders want to sell up to 600,000 shares of our common stock, which they acquired in private placements exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

NUMBER  OF  SHARES  OUTSTANDING  AFTER  THIS  OFFERING

We currently have 1,200,000 shares of common stock issued and outstanding. That number will stay the same after this offering, since no new shares are being issued. We have no other securities issued or outstanding.

ESTIMATED  USE  OF  PROCEEDS

We will not receive any of the proceeds from the sale of the shares being offered.

                                  RISK FACTORS

You should carefully consider the following risk factors in evaluating our business before you buy any of our common stock. Buying our common stock is speculative and involves many risks. You should not buy our common stock unless you can afford to lose the entire amount of your investment.

THERE IS NO PUBLIC MARKET FOR THESE SHARES, SO YOU MAY NOT BE ABLE TO RE-SELL THEM. Currently, there is no public market for our stock. Even if the shares are registered under the Securities Act, there is no guarantee that a public market will develop, due to the limited number of investors in our stock and the significant restrictions on the transferability of our stock. Without a public market, you may not be able to re-sell your shares for cash, ever.

OUR  AUDITORS  HAVE EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE
AS A GROWING CONCERN AND IF OUR BUSINESS PLAN FAILS, YOU MAY LOSE YOUR ENTIRE INVESTMENT. We are a new business with no proven track record and a history of losses. We have no meaningful operating history and our auditors believe that we might never achieve profitable operations. For the year 2002, we generated $18,731 in revenue, however, we have had net losses of $21,224 in 2000, $29,593 in 2001 and $32,950 in 2002. We cannot assure that we will ever be profitable. Since we have no record of profitable operations, there is a comparatively high possibility that you will suffer a complete loss of your investment.

WE RELY SOLELY ON REVENUES GENERATED BY ONE CONDOMINIUM; THESE REVENUES MAY NEVER BE ADEQUATE TO COVER OUR EXPENSES WHICH COULD JEOPARDIZE OUR BUSINESS. All of our income is derived from the rental of one condo unit. Our reliance on one revenue source with limited growth potential may diminish the value of your investment. We estimate that our ongoing operating and property expenses will eventually stabilize at approximately $30,000 per year. We cannot guarantee that our condo will ever generate enough income to cover expenses and support our continuing operations.

WE HAVE NO PLANS TO ACQUIRE ADDITIONAL PROPERTIES WHICH COULD LIMIT OUR GROWTH AND DIMINISH THE VALUE OF YOUR STOCK. Our management does not have any plans to purchase additional properties, and may never acquire other rental units. This will likely inhibit our growth and earning potential. If our business does not grow, the value of your stock may remain stagnant or decrease.

WE PLAN TO USE ANY PROFITS TO PAY DEBTS RATHER THAN EXPAND OUR BUSINESS, THIS COULD MAKE YOUR INVESTMENT ILLIQUID. Our current operating plan is to fulfill our administrative and reporting requirements as a public company, pay down our debts, and continue to maintain and rent our condominium. We have no investment policy and do not plan on paying dividends. Our operating strategy may reduce the value of your stock or render it worthless.

WE OPERATE IN A VERY COMPETITIVE BUSINESS ENVIRONMENT, WITH THE RISK THAT WE COULD LOSE SOME OR ALL OF OUR CLIENTELE TO OUR COMPETITORS. We compete with several major lodging brands as well as smaller enterprises and individuals in renting our condo. Our chief competitors include other condominiums, hotels and motels; and to a lesser extent, campgrounds, recreational vehicles, tour packages and second home sales. Competition in the industry is based primarily on the level of service, quality of accommodations, convenience of the units and rental rates. We cannot provide amenities that our larger competitors provide such as ground transportation, room service or spa facilities. Should we be unable to provide service, quality of accommodations and convenience at an attractive rate, we may not be able to compete effectively. Further, a reduction in the product costs associated with any of these competitors, or an increase in our costs relative to such competitors' costs, could have a material adverse effect on our business.

IF WE ARE UNABLE TO RENT OUR CONDO BECAUSE OF WEATHER OR ECONOMIC FACTORS, OUR REVENUES WILL BE SEVERELY IMPACTED. Several factors affecting the travel and tourism industry in general could impact our business. Such factors include increases in transportation costs for vacationers and downturns in the economy that could curtail demand for vacation properties. The weather can also affect our business. Park City is a ski resort destination and the highest demand for our property occurs during the winter ski season. Because we are located in a ski resort city, our business is extraordinarily dependent on timely and adequate snowfall. Typically, the ski season in Utah begins in November and extends into March. In recent years droughts have severely impacted Utah and the western United States. As a result, snowfall throughout the Wasatch Mountains has arrived later and in lesser amounts than the historical averages. We believe this has led many potential customers to postpone or cancel ski vacations. If there is not sufficient snow to generate adequate ski-tourism, our business will suffer.

Other conditions that may affect the demand for our condo include but are not limited to:

     * local conditions such as oversupply of, or reduction in demand for, vacation properties;

     * the attractiveness of our condo to consumers and competition from comparable units;

     * changes in prevailing room rates which could affect demand for our condominium.

WE RELY ON THE EFFORTS OF AN INDEPENDENT PROPERTY MANAGEMENT COMPANY TO RENT OUR CONDOMINIUM AND IF THEY CANNOT RENT OUR PROPERTY, WE WILL LIKELY LOSE MONEY. We have limited resources for promoting our property. To rent our condominium we rely on word of mouth references and the services of High Mountain Properties, an unrelated property management service located in Park City, Utah. High Mountain Properties manages several condominiums and vacation properties in the Park City area and includes our condominium in their rental pool. There are no assurances that High Mountain Properties can rent our condominium on a consistent basis or that they will prioritize renting our property over other properties they manage. If they fail to keep the condominium occupied, our revenues will likely be adversely impacted.

OUR REVENUE MAY NOT BE ADEQUATE TO OFFSET DEPRECIATION WHICH COULD JEOPARDIZE OUR BUSINESS. Although our property expenses have been relatively constant, rental properties usually suffer greater wear and tear than private residences. As a result, rental properties generally don't appreciate in value as quickly as homes while depreciation, maintenance costs and property taxes may increase. We cannot assure that any increased expenses would be offset by demand for our property or by a commensurate increase in rental rates.

OUR CONDOMINIUM IS SECURED BY A PROMISSORY NOTE, IF WE DEFAULT ON THE NOTE WE COULD LOSE OUR CONDOMINIUM. At December 31, 2002, we owed approximately $119,012 on a promissory note secured by our condominium. If we are unable to meet our mortgage payments on the condo, the lender could foreclose and take the property.

UNDER CERTAIN CIRCUMSTANCES, WE COULD LOSE OUR ENTIRE PROPERTY INVESTMENT WITHOUT BEING COMPENSATED BECAUSE SOME POTENTIAL LOSSES MAY NOT BE COVERED BY INSURANCE. We carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to our condo. We provide insurance as follows: $1,000,000 of general aggregate, $1,000,000 products and completed operation and $1,000,000 of personal and advertising injury. We have a $2,500 deductible. We estimate our total insurance costs to be $10,000 per year. Certain types of losses, such as from earthquakes and environmental hazards, may be either uninsurable or too expensive to justify insuring against. Should an uninsured loss or a loss in excess of insured limit occur, we could lose all or a portion of what we invested in the condo as well as the anticipated future revenue from that property, yet still remain obligated for any debts related to the property.

WE DEPEND ENTIRELY ON OUR PRESIDENT TO RUN OUR BUSINESS, AND LOSING HIS SERVICES COULD ADVERSELY AFFECT OUR BUSINESS. Our success depends entirely on our president, Mr. Robert Karz. We do not provide any salary, remuneration or other compensation to Mr. Karz, and we have no written employment agreement to keep him bound to us or to prevent him from competing with us if he leaves. Should Mr. Karz resign or be unable or to conduct our business, we may not be able to find a qualified executive to replace him. The process of finding qualified managers, either for replacement or expansion, is often lengthy. We can give you no assurance that we will succeed in attracting and retaining qualified executives and personnel. The loss of key personnel, or the inability to attract additional qualified personnel, could materially harm our business.

OUR PRESIDENT MAY NOT HAVE SUFFICIENT TIME TO DEVOTE TO OUR BUSINESS WHICH MAY IMPACT OUR OPERATIONS. We estimate that operating Shoreside requires a commitment of approximately 10 hours per week. Our president currently maintains outside employment that is full time, limiting the amount of time he can devote to our operations. The amount of time our president can devote to operations may not be sufficient to effectuate our business plan.

SHARES OF STOCK ELIGIBLE FOR SALE BY OUR STOCKHOLDERS MAY DECREASE THE PRICE OF OUR STOCK. We are registering the sale of up to 600,000 shares of common stock, which constitutes up to 50% of our total shares issued and outstanding today. Potentially, all 1,200,000 shares, representing all of our issued and outstanding shares, could be sold on the open market, subject to Rule 144 limitations for sales by corporate insiders. If the shareholders sell substantial amounts of our stock, then the market price of our stock could decrease.

OUR STOCK WILL LIKELY BE SUBJECT TO THE PENNY STOCK RULES, WHICH IMPOSE SIGNIFICANT RESTRICTIONS ON BROKER-DEALERS AND MAY AFFECT THE RESALE OF OUR STOCK. Application of the Penny Stock rules could severely restrict our shareholders' efforts to sell or otherwise transfer our stock, thus making your investment illiquid.

SPECIAL  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements about our expectations and plans, anticipated future events and conditions, estimates, and financial trends, which may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

ITEM  4.  USE  OF  PROCEEDS

The proceeds of this offering will go directly to the selling security holders. We will not receive any proceeds from this offering.

ITEM  5.  DETERMINATION  OF  OFFERING  PRICE

We have set an offering price of $0.05 per share. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual value of the stock will be either now or at the time of sale.

ITEM  6.  DILUTION

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

ITEM  7.  SELLING  SECURITY  SHAREHOLDERS

The following table sets forth the number of shares that the selling security holders may offer for sale from time to time. These shares constitute all the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, no selling security holder has any material relationship with us.


Name of Selling Security   # of Shares Owned by    # of Shares to be     # of Shares Owned
Holder                    Selling Security Holder  Offered by Selling   by Selling Security
                           Before This Offering     Security Holder    Holder after Offering
                                                                             Completed
------------------------  -----------------------  ------------------  ---------------------

Raphael Arnsworth. . . .                    5,000               5,000                      0
------------------------  -----------------------  ------------------  ---------------------
Scott Baker. . . . . . .                   15,000              15,000                      0
------------------------  -----------------------  ------------------  ---------------------
Curtis Burch . . . . . .                   15,000              15,000                      0
------------------------  -----------------------  ------------------  ---------------------
Ryan Craner. . . . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
Rocky Croft. . . . . . .                   40,000              40,000                      0
------------------------  -----------------------  ------------------  ---------------------
Mike Crowell . . . . . .                   30,000              30,000                      0
------------------------  -----------------------  ------------------  ---------------------
Jackie Davis . . . . . .                   35,000              35,000                      0
------------------------  -----------------------  ------------------  ---------------------
Norm Evans . . . . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
Stephanie Gillan . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
J.P. Goins . . . . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
Rich Hopper. . . . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
Amy Jensen . . . . . . .                   15,000              15,000                      0
------------------------  -----------------------  ------------------  ---------------------
Greg Keith . . . . . . .                   35,000              35,000                      0
------------------------  -----------------------  ------------------  ---------------------
Gary Lee . . . . . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
Karl D. Magnum . . . . .                    5,000               5,000                      0
------------------------  -----------------------  ------------------  ---------------------
Chuck McHenry. . . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
Dave Nuttall . . . . . .                   45,000              45,000                      0
------------------------  -----------------------  ------------------  ---------------------
Matt Page. . . . . . . .                    5,000               5,000                      0
------------------------  -----------------------  ------------------  ---------------------
Peggy Paulin . . . . . .                   20,000              20,000                      0
------------------------  -----------------------  ------------------  ---------------------
Russ Richardson. . . . .                   30,000              30,000                      0
------------------------  -----------------------  ------------------  ---------------------
Dean Ririe . . . . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
Jeff Roberts . . . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
Mark Samson. . . . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
Jim Saycich. . . . . . .                   20,000              20,000                      0
------------------------  -----------------------  ------------------  ---------------------
John Saycich . . . . . .                   20,000              20,000                      0
------------------------  -----------------------  ------------------  ---------------------
Jeffrey Sorensen . . . .                   45,000              45,000                      0
------------------------  -----------------------  ------------------  ---------------------
Robin Stephens . . . . .                   40,000              40,000                      0
------------------------  -----------------------  ------------------  ---------------------
K.P. Thomas. . . . . . .                   50,000              50,000                      0
------------------------  -----------------------  ------------------  ---------------------
Kelly Trimble. . . . . .                   10,000              10,000                      0
------------------------  -----------------------  ------------------  ---------------------
Gloria Walker. . . . . .                   20,000              20,000                      0
------------------------  -----------------------  ------------------  ---------------------

ITEM  8.  PLAN  OF  DISTRIBUTION

We have set a fixed selling price of $0.05 per share. Selling shareholders must sell at this price. If our securities should become quoted on the Bulletin Board or other recognized exchange in the future, the selling security holders thereafter may sell at prevailing market prices or privately negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

-purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

-ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

-privately  negotiated  transactions.

Brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate in the sales. Brokers or dealers may receive commissions or discounts from selling security holders, or from purchasers of the stock if they act as agents for such purchasers.
Broker-dealers may agree with the selling security holders to sell a specified number of shares at a fixed price per share; and, to the extent they are unable to sell such shares, they may purchase the unsold shares as principals in order to fulfill their sale commitments to the selling security holders. Broker-dealers who acquire shares as principals may resell those shares from time to time in the over-the-counter market, or in other markets, at the prevailing market price; at a price related to the prevailing market price; or at some other negotiated price. In connection with reselling such shares as principals, the broker-dealers may receive or pay commissions.

The selling security holders and any broker-dealers participating in their sales of our stock may be deemed underwriters within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to participating broker-dealers may be deemed underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were paid for.

Rule 144 governs resale of restricted securities for the account of any person other than an issuer and restricted and unrestricted securities for the account of an affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company. Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person or persons who must aggregate their sales, cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. We cannot guarantee that the selling security holders will sell any or all of the offered shares.

The Securities Exchange Act of 1934 and related regulations require that any person engaged in a distribution of our common stock, as offered by this prospectus, may not simultaneously engage in market making activities concerning our common stock during the cooling off period that applies before we begin such distribution. Also, the selling security holders are subject to laws and regulations that limit the timing of their purchases and sales of our common stock.

We have informed the selling security holders that when they are engaged in a distribution of any shares registered by this Registration Statement, they must comply with Regulation M. In general, Regulation M forbids any selling security holder, any affiliated purchaser, and any broker-dealer or other person who participates in a distribution, from bidding for or purchasing, or attempting to induce any other person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a distribution as an offering of securities that differs from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and methods. Regulation M also defines a distribution participant as an underwriter, prospective underwriter, broker, dealer, or other person who agrees to participate or who does participate in a distribution.

Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be without these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

ITEM  9.  LEGAL  PROCEEDINGS

We  are  not  a  party  to  any  legal  proceeding,  current  or  threatened.

ITEM  10.  DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS

Our business is managed by our sole officer and director, Mr. Robert Karz. Directors are elected annually by the shareholders. Our director does not presently receive any salary, fees or other remuneration for his services other than reimbursement for expenses associated with attending meetings of the board of directors. The board of directors appoints our officers.

The following table sets forth the name, age, position and office term of our executive officer and sole director:


NAME         AGE         POSITION             SINCE
-----------  ---  -----------------------  ------------

Robert Karz   43  President and Director,  August, 2002
                  Secretary/Treasurer

Set  forth  below  is  a  brief  biography  of  Mr.  Karz

ROBERT KARZ, DIRECTOR, PRESIDENT, SECRETARY/TREASURER. Mr. Karz has been president and co-founder of Intermountain Mortgage Company, Inc. in Park City, Utah since 1992. Intermountain Mortgage is a Park City, Utah based residential lending company with offices located throughout Utah. His responsibilities include supervising loan production and underwriting and overseeing secondary marketing and quality control. Prior to founding Intermountain Mortgage, Mr. Karz worked as a loan originator and realtor. Mr. Karz received a bachelor's degree in Political Science and English from Gettysburg College in Pennsylvania in 1981.

OTHER REPORTING COMPANY ACTIVITIES: Mr. Karz is not an officer or director of any other reporting companies. Mr. Karz owns 250,000 shares of Paradise Resorts and Rentals, Inc., constituting 12.5% of its outstanding common shares. Paradise filed a registration statement on Form SB-2 with the Securities Exchange Commission in September of 2000, however, the registration has not yet become effective. Should Paradise become effective, it would be subject to the reporting requirements of Section 13 of the Securities and Exchange Act of 1934.Mr. Karz would then be considered an affiliate by share holdings of Paradise due to his ownership of more than 10% of Paradise stock. Mr. Karz is not an officer or director of Paradise and has no relationship with Paradise other than his interest as an investor.

Paradise Resorts also rents condominiums in Utah. Paradise presently rents one unit that was acquired from its president, Mr. Kirby Stephens, in exchange for 250,000 shares of Paradise common stock. One of our shareholders, Mr. Joe Thomas has provided accounting services to Paradise and owns 250,000 shares or 12.5% of Paradise common stock. Mr. Thomas is not an officer or director of Paradise and has not received any salary or other remuneration for his services. No other relationships exist or are being contemplated between Shoreside and Paradise.

ITEM  11.  SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus. The table includes each person known to beneficially own more than 5% of the outstanding shares, each of our directors, and each of our executive officers.


NAME & ADDRESS               NUMBER OF    PERCENTAGE OF   PERCENTAGE OF
                               SHARES     SHARES BEFORE    SHARES AFTER
                            BENEFICIALLY     OFFERING        OFFERING
                               OWNED
Joe Thomas . . . . . . . .       327,500          27.29%          27.29%
4580 S. Thousand Oaks Dr.
Salt Lake City, UT 84124

Robert Karz (1). . . . . .       272,500          22.71%          22.71%
143 West Mountaintop Dr.
Park City, UT 84060

All directors and. . . . .       272,500          22.71%          22.71%
executive officers as a
group (1 person)

(1)  Officer  and  director.

ITEM  12.  DESCRIPTION  OF  SECURITIES

COMMON  STOCK

We are authorized to issue up to 50,000,000 shares of non-assessable voting common stock, which has a par value of $0.001 per share. As of the date of this prospectus, there are 1,200,000 shares of common stock issued and outstanding.

All of our stock is common stock of the same class, and each share has the same rights and preferences. Fully paid stock is not liable to any further call or assessment. The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive, conversion or other rights to subscribe for shares. There are no redemption or sinking fund provisions applicable to the common stock. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

TRANSFER  AGENT

Interstate Transfer, 6084 South 900 East, Suite 101, Salt Lake City, Utah 84121, is our transfer agent.

ITEM  13.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

None.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that no director or officer shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation.

Furthermore, Section 16-10a-903 of the Utah Revised Business Corporation Act mandates indemnification, and states "[u]nless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful." U.C.A. 1953 Section 16-10a-903.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable. If a claim for indemnification against such liabilities-other than our paying expenses incurred by one of our directors or officers in the successful defense of any action, suit or proceeding-is asserted by one of our directors or officers in connection with the securities being registered in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act, and we will be governed by the final adjudication of such issue.

ITEM  16.  DESCRIPTION  OF  BUSINESS

GENERAL

Shoreside Investments, Inc. ("Shoreside") was incorporated under the laws of Utah on February 8, 1995 as Sun Seekers Corp. to engage in any lawful acts not prohibited by the laws of any jurisdiction in which the corporation may do business, and for the specific purpose of building and operating tanning salons. We were not successful in our initial business venture and ceased tanning salon operations in November 1995.

For a brief period beginning in February of 1996, management explored the prospect of entering into the investor relations/marketing business. Two new directors with experience in that business were appointed, and minimal business activity in that field was conducted. However, by February of 1997, the new directors resigned and this business was also abandoned without acquiring any assets or achieving any operating revenues.

In October of 1999, our sole remaining director, Mr. Harvey Carmichael, made a capital contribution of $5,000 to establish a new bank account and bring current our state filing requirements. At that time we implemented a new business plan, focusing on renting vacation and resort properties. In June of 2000, we acquired a condominium in Park City, Utah in exchange for 200,000 shares of common stock. We also acquired a vacant lot located in Draper, Utah in exchange for 50,000 Shoreside common shares. Management briefly considered developing the Draper property but abandoned that plan due to our lack of experience in real estate development. In October of 2001, we returned the vacant lot to its original owner and the 50,000 shares that had been issued for the vacant lot were cancelled.

On August 9, 2002, Mr. Carmichael sold his shares of Shoreside common stock and resigned. Subsequently, Mr. Robert Karz was appointed as President, Secretary and Treasurer.

We rent our condominium to tourists and vacationers visiting the Park City, Utah area. We do not intend to become a real estate investment company and we do not have a real estate investment policy. We may eventually acquire additional rental properties in the Park City, Utah area, however, no agreements or understandings to that effect are pending or being contemplated at this time.

OUR  BUSINESS

We are in the business of renting our condominium to people visiting Park City, Utah. Our condo has 1500 square feet, two bedrooms, three and a half baths, a fireplace, jetted tub and a loft, providing accommodations for up to eight people. If we are successful in generating a profit, we may investigate purchasing additional condos in the Park City area. However, we have no agreements or understandings to that effect and we will not seek other properties until our profits justify such acquisition.

Park City is a resort city that received international attention as the location of several events during the 2002 Winter Olympics. Park City is also the home of the United States Ski Team, and hosts Robert Redford's Sundance Film Festival each January. In the summer, Park City hosts several cultural events including the Park City Arts Festival and the Deer Valley Jazz Festival. Park City is conveniently located off U.S. Interstate 80, approximately 45 minutes from Salt Lake International Airport.

Park City is located in Summit County, Utah in the Heart of the Wasatch Mountains. According to the Park City Chamber of Commerce, Summit County has the highest per capita income in the State of Utah. It is also one of the fastest growing communities in the United States with a projected growth rate of 3.8% through 2020, more than twice the national average of 1.3%. Summit County hotels, condominiums and vacation homes generated nearly $90,000,000 in taxable rents in 1998, an 11.3% increase over the previous year. Similar increases are anticipated for the foreseeable future. These statistics are available free of charge or at a minimal cost from the Park City Chamber of Commerce or at www.parkcity.org.
----------------

The Park City area is recognized as a premier winter sports resort destination; the 2002 Ski Magazine readers poll ranked Deer Valley as America's #1 ski resort with Park City Resort ranked #8. Complete national rankings are available at www.skimag.com. Our condo is just a few blocks from the Park City Ski Resort,
--------------
less than a mile from Deer Valley, and within two miles of The Canyons, Park City's largest resort. Our condo is also within walking distance of Park City's Main Street, the site of film festival venues, numerous restaurants, nightclubs, boutiques and shops. Public transportation from Main Street to the surrounding resorts is also available at no charge from 7:30 am to 10:30 pm seven days a week.

OUR  CONTRACT  WITH  HIGH  MOUNTAIN  PROPERTIES

In June of 2000, we contracted with High Mountain Properties, an independent property management service to include our condo unit as a part of their rental pool. High Mountain is based in Park City, Utah and manages several condominiums and resort properties in the Park City area. High Mountain establishes rental rates for our property based on their assessment of rates for comparable properties in the Park City area. Our agreement is for an initial term through April 30, 2003, and it automatically renews on May 1 from year to year until terminated by either party upon 60 days' written notice.

The average occupancy rates for units in the Gambler condominiums during the past two years have been approximately 15 nights per month from December through February with decreasing rentals in March and April. Seasonal demand for our property is reflected by our advertised rental rates which are higher during ski season when demand is highest, and lower in the spring through fall. The present nightly rental rates for our condominium as advertised by High Mountain are as follows:

     -    $175  per  night  from  April  15  to  the  opening  of  ski  season
     - $210 per night from the opening of ski season through December 19 with a three night minimum stay
     - $210 per night from January 5 to January 15 with a three night minimum stay
     - $210 per night from March 23 through April 13 with a three night minimum stay
     - $320 per night from December 20 through December 24 with a three night minimum stay
     - $320 per night from January 16 through March 22 with a three night minimum stay
     - $430 per night from December 25 through January 4 with a seven night minimum stay

These are advertised rates and do not necessarily reflect the actual rate charged. High Mountain reserves the right to adjust the rates in response to demand for rental properties. We rely on High Mountain's expertise and knowledge of the market in setting our rental rates. We believe our rates are competitive and we do not intend to conduct additional research regarding our rates.

Under the terms of our agreement, guests reserve rooms through High Mountain and pay them directly. High Mountain retains 40% of the adjusted gross rentals for nightly and weekly rentals, and 25% of adjusted gross rentals for monthly rentals. High Mountain provides a monthly accounting of adjusted gross rental revenue and expenses and remits net rental income to us with the monthly statement. In addition to renting our property, High Mountain provides housekeeping, security, cleaning and basic maintenance as well as inventory control over items such as bedding, linens, televisions, radios, and kitchenware. We remain liable for all property taxes, utility fees and insurance. As owners of the condominium, we remain free to occupy the unit at no cost or to provide the unit to our guests at no cost or reduced cost provided that High Mountain is notified in advance. Through December 31, 2002 we have not exercised our right to occupy the condo or provide free lodging to our guests. Nor do we plan to provide complimentary lodging in the future.

MARKETING  AND  ADVERTISING

Our target market is cost-conscious vacationers, both those who travel to Utah and residents within Utah who are looking for a nearby retreat or a weekend getaway. With the increased interest in Park City due to the recent Winter Olympics, we believe our condo will appeal to these vacationers. A recent search of hotel and condominium availability on www.expedia.com revealed that
                                                   ---------------
hotel and condominium rates in Park City during peak ski season run from approximately $250 to well over $1,000 per night, depending on the level of accommodations provided. We believe our rates are comparable to those charged for similar properties and rely on the expertise of High Mountain Properties in establishing rates that will appeal to our target market.

We believe we can appeal to our target market by providing comfortable, convenient and reasonably priced accommodations. We believe our condo combines many of the comforts of a private home with the amenities of a hotel. Our condo also offers flexibility in vacation planning and budgeting that we believe will appeal to families and cost-conscious travelers. Our condominium has a full kitchen and laundry and provides comfortable accommodations for up to eight people. This should appeal to vacationers who cannot afford or do not want to pay the higher costs for luxury hotels and resorts. For example, by renting a condominium families can save money by preparing their own meals rather than dining out. Our central location is also within walking distance of Park City's Main Street where many restaurants, art galleries, film festival venues, boutiques and nightclubs are located. In addition, Park City provides free bus service from 7:30 am to 10:30 pm, seven days a week, reducing the need for a rental car and associated fuel and parking expenses. The no-fare buses connect Main Street to all of the area ski resorts and to the outlet mall and factory stores located at Kimball Junction.

Although we generate limited rentals through word of mouth referrals, we rely mainly on the efforts of High Mountain to market and advertise our property. High Mountain claims to be the largest locally-owned resort management company serving Deer Valley, Park City and the Canyons ski resorts, with a corresponding presence in the Park City vacation rental market. Methods of advertising utilized by High Mountain include maintaining a website, direct marketing to travel agents, travel wholesalers and former guests, as well as the use of brochures and advertising through selected travel media. High Mountain also works closely with Deer Valley Resort's central reservations desk and other websites such as www.visitutah.com to market its properties.
                    -----------------

High Mountain currently lists our condominium along with many others on their web site located at www.highmountainproperties.com. By using the website,
                        ------------------------------
potential guests can check lodging availability and rates, view pictures of rental properties and make online reservations. For individuals seeking additional information, High Mountain maintains a toll-free telephone number at
(877)  340-1237.

We believe that High Mountain's marketing and advertising efforts satisfy our current promotional needs. We also intend to continue promoting our condo locally through word of mouth and targeted advertising. If we determine in the future that High Mountain is failing in its efforts to market and promote our property, we may consider seeking alternate or supplemental means of marketing. However, no changes are pending or being contemplated at this time.

COMPETITION

We compete with many other lodging providers, including large hotel chains such as Marriott, Radisson, Holiday Inn, Best Western and Hampton Inns, as well as vacation and resort property leasing companies and private individuals who rent out their condo units. The vacation and resort property leasing companies are fragmented and competitive, with several national companies as well as a large number of smaller independent businesses serving local and regional markets.

In the vacation property rental market specifically, we compete with Marriott Vacation Club International-Summit Watch, a large national vacation property provider, as well as local competitors such as Park City Condominiums, Deer Valley Condominiums, and Olympic Park Property Management. We believe that we rent our condo at currently competitive prices.

Many of our competitors have greater resources for advertising and marketing on a national and international level. Methods used by our larger competitors include subscribing to Internet-based search engines such as expedia.com and travelocity.com. In addition, our larger competitors may have more contacts with travel agents in America and abroad and may be able to provide travel incentives through tour packages or airline frequent flyer programs. Also, many of our competitors have greater name recognition that may appeal to our target market.

We cannot compete on a national level with large hotel chains and luxury resorts, however, we believe we can compete on a local and regional level. Our greatest potential for growth lies in developing a market for off-season rentals to guests from Salt Lake City who are looking for a weekend mountain getaway during the summer months. Therefore, we intend to continue focusing on developing local and regional demand for our condo through word of mouth referrals and through our existing relationships with High Mountain Properties and local travel agents and reservation desks. We regard word of mouth referrals and regional recognition as being essential to our long-range competitive posture and believe that this will enable us compete favorably with our larger competitors.

We believe we can compete favorably in this arena due to the quality of our condo unit, its proximity to the Main Street area and the surrounding ski resorts, and because of the size, contacts, and experience of our property manager, High Mountain Properties.

EMPLOYEES

At this time we have no employees. Our president, Robert Karz, performs all services that we presently need, and he currently devotes approximately 10 hours per week to managing and developing our business. We do not currently anticipate hiring anyone else. Our president does not receive any salary or compensation for his time and we do not plan on providing compensation at any point in the foreseeable future.

ITEM  17.  PLAN  OF  OPERATION

We have acquired title to a condominium unit in Park City, Utah, an area featuring three major ski resorts and year-round mountain recreational activities. The rental market for condominium units in Park City is particularly active during the ski season from November through April. We have engaged High Mountain Properties of Park City, Utah, one of the largest locally owned resort management companies in the area as our agent to market and rent this property for us.

We plan to use any operating profits to pay the mortgage on our condo and settle existing debts. We do not plan to acquire additional vacation rental properties at the present time and have no real estate investment policy. We intend to continue marketing and renting our property to people visiting Park City through our agreement with High Mountain Properties. We believe that Park City will continue to develop as a premier winter resort destination, given its growing international reputation and its proximity to the Salt Lake City metropolitan area and International Airport. Park City also offers a range of options for nightlife, shopping and dining that aren't available at smaller ski resort towns in Utah such as Alta and Brighton. Our president and property management company also have experience with the Park City market. We believe this experience will be an asset in effectuating our business plan.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern due to our continual operating losses since inception. We hope that future expenses will eventually be offset by rental income, however, we will continue to incur property expenses associated with paying the monthly mortgage and operating our condo. We will also have ongoing professional and administrative expenses associated with our state and federal reporting requirements. We cannot assure that future revenues will ever exceed our operating expenses.

Our intended business operations will not require any expenditure for research or development in the foreseeable future. We do not presently contemplate hiring employees or purchasing plant facilities or significant equipment during the next fiscal year. No such expenditures will be incurred unless existing revenues can cover the costs.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

This section must be read in conjunction with the audited financial statements included in this prospectus. Our fiscal year-end is December 31.

RESULTS  OF  OPERATIONS  YEARS  ENDED  DECEMBER  31,  2002  AND  2001

Since  implementing  our  current  business  plan  in  October of 1999, we have:

     -    Organized  operations  and  raised  capital;
     -    Appointed  a  new  president  and  sole  director,  Mr.  Robert  Karz;
     -    Acquired  one  rental property; the Gambler Condominium Unit 4 in Park
          City;
     -    Divested  ourselves  of  a  vacant  lot  that did not generate income;
     -    Contracted with a property management service to rent our condominium;
     -    Generated  revenue  during  the  last  two  years.

Gross revenues for the year ended December 31, 2002 were $18,731. Nightly rentals accounted for $15,291 or 82% of revenue and block rentals at monthly rates accounted for $3,440 or 18%. By comparison, we had net revenues of $7,001 from nightly rentals during the year ended December 31, 2001. We did not have any monthly rentals during 2001. As a result, revenue increased by $11,730 in 2002.

Increased rental income for 2002 is primarily the result of two factors. The first factor relates to a change in accounting relating to our property management agreement with High Mountain Properties. Under the agreement, High Mountain pays us 60% of gross nightly rentals and 75% of gross monthly rentals. In 2001, we reported $7,001 in net rental revenue. This figure represented our income of 60% of gross nightly rentals after High Mountain had retained their management fee. In 2002 we began reporting 100% of gross rental income as revenue and recording High Mountain's 40% management fee as a property expense. As a result, our revenues and our property expenses both increased in 2002. Had we reported adjusted gross rentals in 2001, our estimated revenue would have been approximately $11,670 with High Mountain Properties retaining approximately $4,670 or 40% leaving our declared net income of $7,001 or 60% of $11,670.

Another factor leading to increased revenue in 2002 relates to the 2002 Winter Olympics. Our management company raised the rental for all of their properties by 25% during the month of February to take advantage of demand for lodging during the 2002 Winter Olympiad. As a result, although we had fewer rentals in February 2002 than in February of 2001, we generated substantially more income. Total nightly rentals for our condo were 49 days during 2002 compared to 79 days during 2001, however, the average nightly rate was approximately $312 in 2002 versus approximately $148 in 2001. We also had rentals at monthly rates that generated an additional $3,440 in 2002 compared to no monthly rentals in 2001. A summary table of nightly rental occupancy for our condominium during the years ended December 31, 2002 and 2001 is provided below:


                                                 Year ended          Year ended
                                             December 31, 2001    December 31, 2002

January . . . . . . . . . . . . . . . . . .                  18                  14
February. . . . . . . . . . . . . . . . . .                  19                  16
March . . . . . . . . . . . . . . . . . . .                  18                  10
April . . . . . . . . . . . . . . . . . . .                   6                   0
August. . . . . . . . . . . . . . . . . . .                   6                   0
December. . . . . . . . . . . . . . . . . .                  12                   9

Total Nightly Rentals:. . . . . . . . . . .                  79               49 (1)

Gross Revenue Generated by Nightly Rentals:  $           11,670  $        15,291 (1)

Average Revenue per Night:. . . . . . . . .  $              148  $           312 (1)

     (1)  Does  not  include  block  rentals  at  monthly  rates.

Expenses for the year ended December 31, 2002 were $51,681, consisting of $19,479 in general and administrative costs, $5,180 in depreciation expenses, $18,375 in property expenses, $8,547 in property interest and $100 in franchise tax. Expenses for the fiscal year ended December 31, 2001 were $36,594, consisting of $10,843 in general and administrative costs, $5,180 in depreciation expenses, $7,653 in property expenses, $12,818 in property interest and $100 in franchise tax.

In 2002 we began recording High Mountain's management fees as a property expense. As a result, property expenses increased from $7,653 in 2001 to $18,375 in 2002. However, we reduced our property interest expenses from $12,818 in 2001 to $8,547 in 2002 by refinancing our condominium in June of 2002. Depreciation and franchise taxes remained constant during both years. During 2002, we paid approximately $6,976 in management fees to High Mountain based on gross nightly and monthly rentals of $18,731. During the year ended December 31, High Mountain's management fees under our agreement totaled approximately $4,670 based on 40% of adjusted gross nightly rental income of approximately $11,670.

General and administrative costs increased from $10,843 in 2001 to $19,479 in 2002. Expenses in both years derived from legal, accounting and other professional fees. Increased general and administrative expenses in 2002 reflect additional legal fees and auditing costs associated with preparing and filing an SB-2 Registration Statement and subsequent Amendments beginning in May of 2002.

As a result of the foregoing factors, we realized a net loss of $32,950 for the year ended December 31, 2002 compared to a net loss of $29,593 for year ended December 31, 2001. Management anticipates that our net losses will eventually diminish as our condo rental operations and marketing strategy becomes more established. Management also anticipates that losses resulting from property interest will decrease as we continue to pay the note on our condo at the lower interest rate, thereby reducing our property interest expense.

CAPITAL  RESOURCES  AND  LIQUIDITY

Total assets for the year ended December 31, 2002 were $175,281. Our condo continues to be our most substantial asset with a value of $165,051 after depreciation. Other assets at December 31, 2002 consisted of $8,481 in cash, $1,406 in rents receivable and $343 in prepaid expenses. Assets at December 31, 2001 were $174,876 consisting of $2,093 in cash, $2,083 in rents receivable, $469 in prepaid expenses, and $170,231 in the value of our condo.

Total current liabilities at December 31, 2002 were $27,790. Current liabilities consisted primarily of $19,975 in advances from shareholders. These advances carry no interest and will be paid only after our other debts have been settled. Other current liabilities consisted of $1,422 in a current note payable, $100 in franchise taxes payable and $6,293 in assorted accrued liabilities. Noncurrent liabilities at December 31, 2002 consisted of the balance of the $119,012 note payable on our condo. At December 31, 2001 current liabilities were $19,509 consisting mainly of $16,305 in advances from shareholders. Noncurrent liabilities at December 31, 2001 consisted of $116,938 in the note payable on our condo. The increase in non-current liabilities from 2001 to 2002 is the result of refinancing our condominium whereby our note increased to $121,000 our interest was reduced from 6.75% to 6.375%. We also lowered our monthly payments from $837 to $755.

We estimate our continuing operating expenses for the coming year to be approximately $40,000. This is based on estimated property expenses of $30,000 and general and administrative expenses of $10,000. We anticipate that property expenses will consist of note payments, taxes, depreciation, insurance and management fees. We anticipate that general and administrative costs will stabilize at approximately $10,000 per year. Higher than average general and administrative expenses during 2002 were due mainly to legal fees and auditing costs incurred in preparing an SB-2 Registration Statement. We do not anticipate any similar expenditures during the next twelve months.

Our business is affected by a number of factors that make it difficult to project our future revenue. We believe that results in 2001 and 2002 are not necessarily reliable indicators of future performance. This assumption is based on the following factors:

     - The events of September 11, 2001 drastically impacted travel and tourism throughout the United States. In Utah, skier days decreased 9.3%, overall travel fell 2.4% and statewide hotel occupancy fell below 60%. We believe these factors impacted our business during the 2001-2002 ski season. The 2002 Utah State and County Economic and Travel Indicator Profiles are available at no cost at: http://travel.utah.gov/County_Profiles_2002.PDF. The Utah Ski Database
          -----------------------------------------------
          is  available  at  no  cost  at:
          http://governor.utah.gov/dea/publications/usd.pdf.

     - 2002 was also unusual in that the Olympics were an extraordinary event. During the two and a half weeks of the Olympics, our occupancy was near 100%. However, occupancy fell off substantially after the Olympics ended. In addition, many of Summit County's ski facilities were closed for significant portions of the 2001-2002 ski season in preparation for the Olympics. We believe many potential local and regional guests postponed visiting Park City due to perceived inconvenience and expense associated with the Olympics. We anticipate that the publicity surrounding the 2002 Winter Olympics will result in a long-term increase in demand for Park City vacation rentals in general. However, we cannot ascertain when this will occur.

     - Our business is dependent on timely and adequate snowfall. Typically, the ski season in Utah begins in November and extends into March. During the past two ski seasons, Utah did not have substantial snowfall during November and December. As a result, we did not have any nightly rentals in November of 2002 or 2001 and December rentals for both years were lower than rentals in January through March. We anticipate that snowfall will eventually return to historical levels and early season vacation rentals will rebound. However, we cannot predict when this will occur or what the impact on our business will be.

Our auditors have expressed substantial doubt regarding our ability to continue as a growing concern due to our history of losses, limited income and lack of operating capital. To meet our expected needs for the coming year we will either have to increase occupancy or increase our average nightly rates. Based on the average nightly rate of $148 in 2001, we would have to rent our condo for 270 nights to generate $40,000. Based on the average nightly rate of $312 in 2002, we would have to rent our condo for 128 nights to generate $40,000. In the coming year, we anticipate that our rates will fall somewhere between the 2001 and 2002 amounts and stabilize at approximately $225 per night. This is based on the average nightly revenue for similar units in High Mountain's rental pool. At that rate, we will have to rent our condo for approximately 178 nights to meet our liquidity needs. This is unlikely as that would be more than twice our previous high occupancy of 79 in 2001. Unless ski tourism rebounds to historic levels, based on average revenues over the past two seasons, we could reasonably expect to generate approximately $15,000. If this estimate is accurate, we will have to generate an additional $25,000 to cover our anticipated cash needs.

In the past we have relied on advances and capital contributions from officers and shareholders to fund our operations. During the year ended December 31, 2002, we received capital contributions totaling $23,000 from our president, Rob Karz, and our former president, Mr. Harvey Carmichael. Mr. Karz and one of our shareholders, Mr. Joe Thomas also advanced $3,670 to Shoreside during the same period. Through December 31, 2002, advances from officers and shareholders have totaled $19,975 and capital contributions from officers and shareholders have totaled $56,974. The advances are interest free and will only be repaid after our other debts have been settled. The capital contributions carry no terms for repayment. We expect to receive sufficient contributions and/or advances to continue operations for the next twelve months, however, there are no agreements or understandings to that effect. If we require additional capital we may sell common stock or explore other debt financing options.

Our current operating plan is to continue renting our condominium and seeking new markets, to pay down our debts, and to continue complying with our reporting requirements as a public company. Management believes that we have sufficient cash on hand and expected rents receivable to meet our immediate needs. However, we will require additional funding to continue operations through the next twelve months.

ITEM  18.  DESCRIPTION  OF  PROPERTY

We own one property: a single unit, Unit 4, in the Gambler Condominiums located in Park City, Utah approximately .6 mile from the lifts at Park City ski resort and .9 mile from the lifts at Deer Valley. Our unit is less than 2 miles from The Canyons, a third major ski resort. The following description is taken from a certified appraisal of the property:

     The unit is a two story, five room condominium unit containing approximately 1500 square feet. It contains two bedrooms, three full bathrooms, full kitchen and sitting room. Amenities include a jetted tub, fireplace, washer/dryer, cable TV/VCR/Stereo and a central hot tub. The exterior features a deck, patio and porch with wood/stone construction.

The Gambler unit is rented through High Mountain Properties, our property management agency in Park City. The rates range from approximately $175 to $430 per night, depending on the season and the length of the stay. High Mountain reserves the right to adjust the rates in response to demand. The average rental/occupancy rate for units in the Gambler Condominium complex over the past two years have been approximately 15 nights per month, from December through February, with rentals decreasing in April through summer.

We acquired this property from two of our shareholders, Joe Thomas and Robert Karz, in June of 2000. Mr. Karz and Mr. Thomas received 100,000 shares each in exchange for their common interest in the condominium. In connection with the acquisition, we assumed a note payable having a balance of $121,864 at the time of assumption, plus $183 in property taxes, with the underlying 30-year note carrying monthly payments of $837.

In June of 2002, one of our shareholders, Joe Thomas, refinanced the condominium to secure a lower interest rate. The refinancing was done through Intermountain Mortgage Company. Mr. Thomas then assigned the loan to Shoreside who assumed full liability. The new loan is a libor adjustable rate mortgage. The principal is $121,000 and the interest rate is fixed at 6.375% through July of 2007, changing to an adjustable rate for the remaining 25 years of the loan with maximum interest is capped at 12.375% and the minimum interest possible is 2.25%. The loan is secured by the condominium and the amortization term is 30 years, maturing on July 1, 2032.

The interest rate on the note prior to refinancing was 6.75% and the loan balance at closing was $118,695. The monthly principal and interest payment was $836.69. The interest rate on the new loan is 6.375%. The closing cost of $2,517 was added to the loan payoff balance to give a total balance of $121,212. We paid $212 at closing to give a new note amount of $121,000 at 6.375% with a monthly principal and interest payment of $754.88. This reduced the monthly payment by $81.81 a month. Any increase in the monthly payment would be due to fluctuations in the escrow portion of the payment.

The name of the former lender was Countrywide Mortgage. The new lender's name is Aurora Loan Services. Intermountain Mortgage charged no fees and made no money on this loan. The principal maturities over the next five years from 2003 to 2007 and after are $1,422, $1,515, $1,615, $1,721 and $114,161 respectively.

Previously, In June of 2000, we had acquired a vacant lot located in Draper, Utah, a suburb of Salt Lake City. We acquired the lot from an individual named Chad Wright in exchange for 50,000 Shoreside common shares. Management briefly considered developing the property for residential use but abandoned that plan due to the complexity of real estate development and our lack of experience in that field. As a result, in October of 2001, we returned the vacant lot to Mr. Wright and he returned the 50,000 shares that had been issued to him. The 50,000 shares were subsequently cancelled. Mr. Wright does not currently own any shares of Shoreside stock and we have no interest in the Draper, Utah property.

We maintain limited office space at 3191 South Valley Street, Suite 201, Salt Lake City, Utah 84109. The space is provided free of charge by Robert Karz, our sole officer and director. He has agreed to continue to provide these amenities gratis until the demands of our business require separate facilities.

ITEM  19.  CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

Robert Karz, our president and sole director provides our office space at no charge. The free use of office space has been determined by our accountants to have only nominal value as we have no employees and our current operations do not require facilities to accommodate any staff or specialized equipment or supplies.

On August 9, 2002, Harvey Carmichael resigned as President and Director of the Company. Upon Mr. Carmichael's resignation, Mr. Robert M. Karz was appointed to the Company's Board of Directors as President, Secretary and Financial Officer. Pursuant to his resignation, Mr. Carmichael sold his entire interest of 275,000 shares of Shoreside Common Stock in a private transaction. The securities were sold without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investors had access to all material information pertaining to Shoreside and its financial condition. No broker was involved and no commissions were paid in the transaction.

During 2002 our president, Rob Karz, and one of our stockholders, Joe Thomas advanced $3,670 to Shoreside to help pay operating expenses. During 2001, Mr. Karz and Mr. Thomas advanced $9,100 to Shoreside to help pay operating expenses. These advances are non-interest bearing and will be repaid only when our other debts are settled.

  Our president, Mr. Robert Karz and our former president, Mr. Harvey Carmichael have contributed capital to fund our operations during the past two years. In 2002, Mr. Karz contributed $11,000 and Mr. Carmichael contributed

$12,000. Mr. Carmichael also contributed $13,500 in 2001 and $5,000 in 1999. The capital contributions carry no terms for repayment.

Our president, Rob Karz, and one of our shareholders, Joe Thomas are co-founders of Intermountain Mortgage Company, a residential lending company based in Park City, Utah with offices located throughout Utah. In June of 2002, Joe Thomas, refinanced our condo through Intermountain Mortgage Company and assigned the loan to Shoreside who assumed full liability. Intermountain Mortgage Company holds the note on our condo.

Our former president and sole director, Harvey Carmichael, is a former employee of Intermountain Mortgage Company.

ITEM  20.  MARKET  FOR  COMMON  STOCK  AND  RELATED  STOCKHOLDER  MATTERS.

MARKET  INFORMATION

Currently, there is no public market for our stock. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings.

If we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference
Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

Pursuant to Rule 144 of the Securities Act of 1933, 1,200,000 shares of our common stock, representing all of our issued and outstanding stock could potentially be sold on the open market. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, whichever is greater. Rule 144 also provides that, after holding such securities for a period of two years, a non-affiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no other outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

HOLDERS  OF  THE  COMMON  STOCK

As of the date of this registration statement, we have 1,200,000 shares of our $0.001 par value common stock issued and outstanding. Approximately 32 shareholders of record hold our common stock.

DIVIDENDS

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate declaring or paying any dividends on our common stock. Dividends are declared at the sole discretion of our Board of Directors. In addition, our ability to pay dividends is subject to limitations imposed by Utah law. Under Utah law, dividends may only be paid to the extent that a corporation's assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

PENNY  STOCK  REGULATION

Our common stock is subject to Securities and Exchange Commission rules regulating broker-dealer transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     - a description of the broker's or dealer's duties to the customer and of the customer's rights and remedies with respect to violation of such duties;

     - a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

     -    toll-free  telephone  number  for  inquiries  on disciplinary actions;

     - definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

     - such other information in such form-including language, type, size and format-as the Securities and Exchange Commission shall require by rule or regulation.

Before effecting any transaction in a penny stock, the broker-dealer must also provide the customer the following:

     -    the  bid  and  ask  quotations  for  the  penny  stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that before a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

ITEM  21.  EXECUTIVE  COMPENSATION


                           SUMMARY COMPENSATION TABLE

                                                             OTHER ANNUAL
NAME AND PRINCIPAL POSITION     YEAR  SALARY ($)  BONUS ($)  COMPENSATION
Rob Karz . . . . . . . . . . .  2002         -0-        -0-           -0-
  President and Sole Director,
  August 2002 to Present

Harvey Carmichael. . . . . . .  2002         -0-        -0-           -0-
  Former President and Sole. .  2001         -0-        -0-           -0-
 Director. . . . . . . . . . .  2000         -0-        -0-           -0-

Directors do not receive any fees for services on the Board of Directors, but are reimbursed for their expenses for each meeting they attend.

We do not have any employment contracts or remuneration agreements with our president and sole director and do not anticipate providing any salary or remuneration for the foreseeable future.



                              FINANCIAL STATEMENTS
                           SHORESIDE INVESTMENTS, INC.
                          (A DEVELOPMENT-STAGE COMPANY)



                                TABLE OF CONTENTS



                                                                PAGE
Report of Independent Certified Public Accountants . . . . . .    28

Balance Sheets December 31, 2002 and 2001. . . . . . . . . . .    29

Statements of Operations, December 31, 2002 and 2001 . . . . .    30

Statements of Stockholders' Equity, December 31, 2002 and 2001    31

Statements of Cash Flows, December 31, 2002 and 2001 . . . . .    32

Notes to Financial Statements, December 31, 2002 . . . . . . .    33


Report of Independent Certified Public Accountants . . . . . .    37

Balance Sheets December 31, 2001 and 2000. . . . . . . . . . .    38

Statements of Operations, December 31, 2001 and 2000 . . . . .    39

Statements of Stockholders' Equity, December 31, 2001 and 2000    40

Statements of Cash Flows, December 31, 2001 and 2000 . . . . .    41

Notes to Financial Statements, December 31, 2001 . . . . . . .    42

Independent  Auditor's  Report
------------------------------


Board  of  Directors
SHORESIDE  INVESTMENTS,  INC.


I have audited the accompanying balance sheets of Shoreside Investments, Inc. (A development stage company) as of December 31, 2002, and 2001 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002, and 2001, and from inception (February 8, 1995) to
December 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shoreside Investments, Inc. (A development stage company) as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, and from Inception (February 8, 1995) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed on Notes 1 and 5, the Company has been in the development stage since its inception on February 8, 1995. The Company has limited operating capital with current liabilities exceeding current assets by $17,560, and has limited operations. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.



Salt  Lake  City,  Utah
March  24,  2003



                                SHORESIDE INVESTMENTS, INC.
                               (A DEVELOPMENT STAGE COMPANY)

                                      BALANCE SHEETS

                                          ASSETS


                                                             December 31,    December 31,
                                                                 2002            2001
                                                            --------------  --------------
CURRENT ASSETS:
     Cash. . . . . . . . . . . . . . . . . . . . . . . . .  $       8,481   $       2,093
     Rent receivable . . . . . . . . . . . . . . . . . . .          1,406           2,083
     Prepaid expenses. . . . . . . . . . . . . . . . . . .            343             469
                                                            --------------  --------------

             Total Current Assets. . . . . . . . . . . . .         10,230           4,645
                                                            --------------  --------------

PROPERTY
     Condominium, less depreciation of $12,949 and $7,769.        165,051         170,231
                                                            --------------  --------------

            Total Property . . . . . . . . . . . . . . . .        165,051         170,231
                                                            --------------  --------------

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . .  $     175,281   $     174,876
                                                            ==============  ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable. . . . . . . . . . . . . . . . . . .  $           -   $           -
     Franchise taxes payable . . . . . . . . . . . . . . .            100             100
     Advances from stockholders. . . . . . . . . . . . . .         19,975          16,305
     Other accrued liabilities . . . . . . . . . . . . . .          6,293           1,034
     Notes payable - current portion . . . . . . . . . . .          1,422           2,070
                                                            --------------  --------------

             Total Current Liabilities . . . . . . . . . .         27,790          19,509
                                                            --------------  --------------

NONCURRENT LIABILITIES
     Notes payable - less current portion. . . . . . . . .        119,012         116,938
                                                            --------------  --------------

STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock, $.001 par value; 50,000,000 shares
         authorized; 1,200,000, and 1,200,000 shares
         issued and outstanding respectively . . . . . . .          1,200           1,200
     Additional paid-in capital. . . . . . . . . . . . . .        116,147          93,147
     Deficit accumulated during the development stage. . .        (88,868)        (55,918)
                                                            --------------  --------------

          Total Stockholders' Equity (Deficit) . . . . . .         28,479          38,429
                                                            --------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . .  $     175,281   $     174,876
                                                            ==============  ==============

    The accompanying notes are an integral part of these financial statements



                           SHORESIDE INVESTMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                     For The         For The       Cumulative
                                    Year Ended      Year Ended     During The
                                   December 31,    December 31,    Development
                                       2002            2001           Stage
                                  --------------  --------------  -------------
REVENUE
     Rent income . . . . . . . .  $      18,731   $       7,001   $     25,732
                                  --------------  --------------  -------------

EXPENSES:
     General and administrative.         19,479          10,843         42,015
     Depreciation expense. . . .          5,180           5,180         12,949
     Property expenses . . . . .         18,375           7,653         30,869
     Property interest . . . . .          8,547          12,818         27,773
     Franchise tax expense . . .            100             100            994
                                  --------------  --------------  -------------

          Total Expenses . . . .         51,681          36,594        114,600
                                  --------------  --------------  -------------

NET (LOSS) BEFORE TAXES. . . . .        (32,950)        (29,593)       (88,868)

     Provision for income taxes.              -               -              -
                                  --------------  --------------  -------------

NET (LOSS) . . . . . . . . . . .  $     (32,950)  $     (29,593)  $    (88,868)
                                  ==============  ==============  =============

EARNINGS (LOSS) PER SHARE. . . .  $       (0.03)  $       (0.02)  $      (0.08)
                                  ==============  ==============  =============

WEIGHTED AVERAGE SHARES
OUTSTANDING. . . . . . . . . . .      1,200,000       1,239,583      1,068,012
                                  ==============  ==============  =============

    The accompanying notes are an integral part of these financial statements



                                              SHORESIDE INVESTMENTS, INC.
                                             (A DEVELOPMENT STAGE COMPANY)
                                           STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                     Deficit
                                                                                                   Accumulated
                                                                                       Additional  During The
                                                                    Capital Stock       Paid-in    Development
                                                                 --------------------
                                                                   Shares     Amount    Capital       Stage     Total
                                                                 ----------  --------  ----------  -----------  ----------
                                                                         -   $     -   $      -    $      -      $      -
BALANCE, February 8, 1995 (Inception)

Shares issued to individual for cash at $.001
     per share, April 1995. . . . . . . . . . . . . . . . . . .    275,000       275          -           -           275
Stock issued to various individuals at $.005
     per share, July 1995 . . . . . . . . . . . . . . . . . . .    725,000       725      2,900           -         3,625
Net income (loss) from inception to December 31, 1995 . . . . .          -         -          -      (4,056)       (4,056)
                                                                 ----------  --------  ----------  -----------  ----------

BALANCE, December 31, 1995. . . . . . . . . . . . . . . . . . .  1,000,000     1,000      2,900      (4,056)         (156)

Net income (loss) for the year. . . . . . . . . . . . . . . . .          -         -          -        (148)         (148)
                                                                 ----------  --------  ----------  -----------  ----------

BALANCE, December 31,1996 . . . . . . . . . . . . . . . . . . .  1,000,000     1,000      2,900      (4,204)         (304)

Net income (loss) for the year. . . . . . . . . . . . . . . . .          -         -          -        (120)         (120)
                                                                 ----------  --------  ----------  -----------  ----------

BALANCE, December 31, 1997. . . . . . . . . . . . . . . . . . .  1,000,000     1,000      2,900      (4,324)         (424)

Capital contributed by officer and stockholder. . . . . . . . .          -         -        474           -           474
Net income (loss) for the year. . . . . . . . . . . . . . . . .          -         -          -        (170)         (170)
                                                                 ----------  --------  ----------  -----------  ----------

BALANCE, December 31, 1998. . . . . . . . . . . . . . . . . . .  1,000,000     1,000      3,374      (4,494)         (120)

Capital contributed by offer and stockholder. . . . . . . . . .          -         -      5,000           -         5,000
Net income (loss) for the year. . . . . . . . . . . . . . . . .          -         -          -        (607)         (607)
                                                                 ----------  --------  ----------  -----------  ----------

BALANCE, December 31, 1999. . . . . . . . . . . . . . . . . . .  1,000,000     1,000      8,374      (5,101)        4,273
Shares issued for the net value of a condominium at an
     approximate price per share of $.282, June 2000. . . . . .    200,000       200     56,119           -        56,319
Shares issued for the net value of a building lot at an
     approximate price per share of $.425, June 2000. . . . . .     50,000        50     21,211           -        21,261
Capital contributed by officer and stockholder during the year.          -         -     15,000           -        15,000
Net income (loss) for the year. . . . . . . . . . . . . . . . .          -         -          -     (21,224)      (21,224)
                                                                 ----------  --------  ----------  -----------  ----------

BALANCE, December 31, 2000. . . . . . . . . . . . . . . . . . .  1,250,000     1,250    100,704     (26,325)       75,629

Stockholder shares returned and cancelled in exchange
     for net value of a building lot, October 2001. . . . . . .    (50,000)      (50)   (21,057)          -       (21,107)
Capital contributed by officer and stockholder during the year.          -         -     13,500           -        13,500
Net income (loss) for the year. . . . . . . . . . . . . . . . .          -         -          -     (29,593)      (29,593)
                                                                 ----------  --------  ----------  -----------  ----------

BALANCE, December 31, 2001. . . . . . . . . . . . . . . . . . .  1,200,000     1,200     93,147     (55,918)       38,429

Capital contributed by officer and stockholder during the year.          -         -     23,000           -        23,000
Net income (loss) for the year. . . . . . . . . . . . . . . . .          -         -          -     (32,950)      (32,950)
                                                                 ----------  --------  ----------  -----------  ----------

BALANCE, December 31, 2002. . . . . . . . . . . . . . . . . . .  1,200,000   $ 1,200   $116,147    $(88,868)     $ 28,479
                                                                 ==========  ========  ==========  ===========  ==========

    The accompanying notes are an integral part of these financial statements



                                      SHORESIDE INVESTMENTS, INC.
                                     (A DEVELOPMENT STAGE COMPANY)
                                        STATEMENTS OF CASH FLOWS

                                                            For The         For The        Cumulative
                                                           Year Ended      Year Ended      During The
                                                           December 31,    December 31,    Development
                                                               2002            2001           Stage
                                                          --------------  --------------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss. . . . . . . . . . . . . . . . . . . . . .  $     (32,950)  $     (29,593)  $    (88,868)
     Adjustments to reconcile net loss to
     net cash used in operating activities:
          Depreciation . . . . . . . . . . . . . . . . .          5,180           5,180         12,949
          Taxes reduced on disposal of building lot. . .              -           1,254          6,533
          Changes in assets and liabilities
               Rent receivable . . . . . . . . . . . . .            677          (2,083)        (1,406)
               Prepaid expenses. . . . . . . . . . . . .            126            (135)          (343)
               Accounts payable. . . . . . . . . . . . .              -            (497)             -
               Franchise tax payable . . . . . . . . . .              -               -            100
               Other accrued liabilities . . . . . . . .          5,259           1,034          6,293
                                                          --------------  --------------  -------------

             Net cash used in operating activities . . .        (21,708)        (24,840)       (64,742)
                                                          --------------  --------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:. . . . . . . . . .              -               -              -
                                                          --------------  --------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Sale of common stock. . . . . . . . . . . . . . . .              -               -          3,900
     Officer or stockholder's payments (advances). . . .          3,670           9,100         19,975
     Refinance real property . . . . . . . . . . . . . .          2,496               -          2,496
     Notes payments. . . . . . . . . . . . . . . . . . .         (1,070)         (2,730)       (10,122)
     Capital contributed by stockholder. . . . . . . . .         23,000          13,500         56,974
                                                          --------------  --------------  -------------

             Net cash provided by financing activities .         28,096          19,870         73,223
                                                          --------------  --------------  -------------

NET INCREASE (DECREASE) IN CASH. . . . . . . . . . . . .          6,388          (4,970)         8,481

CASH AT BEGINNING PERIOD . . . . . . . . . . . . . . . .          2,093           7,063              -
                                                          --------------  --------------  -------------

CASH AT END OF PERIOD. . . . . . . . . . . . . . . . . .  $       8,481   $       2,093   $      8,481
                                                          ==============  ==============  =============

SUPPLEMENTAL CASH FLOW INFORMATION:
     Interest expense. . . . . . . . . . . . . . . . . .  $       8,547   $      12,818   $     19,226
                                                          ==============  ==============  =============

     Income taxes. . . . . . . . . . . . . . . . . . . .  $           -   $           -   $          -
                                                          ==============  ==============  =============

SUPPLEMENTAL NONCASH TRANSACTIONS
     Common stock issued (canceled) to acquire or
          dispose of property net of property taxes. . .  $           -   $     (70,167)  $    180,158
                                                          ==============  ==============  =============

     Assumption (reduction) of debt associated with the
          property acquisition or disposal . . . . . . .  $           -   $     (49,061)  $    123,839
                                                          ==============  ==============  =============

    The accompanying notes are an integral part of these financial statements

                           SHORESIDE INVESTMENTS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Organization  -  Shoreside  Investments,  Inc.  (the Company) was organized
     -----------
     under the laws of the State of Utah on February 8, 1995 as Sun Seekers, Corp. and elected a fiscal year end of December 31st. The Company was formed for the purpose of owning and operating tanning salons. The tanning salon business was never commenced and the Company was dormant until February 1996. The Company changed its name to Shoreside Investments, Inc. on February 2, 1996 and decided to become a marketing company. The Company ran its marketing business until February 1997 with very little activity. From that date until October 1999, the Company was dormant. During November 1999, the Company was capitalized by a $5,000 cash contribution. The money was used to pay expenses and to provide operating capital. The Company is currently in the resort condominium rental and management business. The Company has commenced planned principle operations but has not yet produced significant revenue and is raising capital and is thus considered a development stage company as defined in SFAS No. 7. All of its revenue in 2002 was from rental fees from a condominium located in Park City, Utah.

     Net  Earnings  Per Share  -  The computation of net income (loss) per share
     ------------------------
     of common stock is based on the weighted average number of shares outstanding during the period presented.

     Income  Taxes  -  Due to losses at December 31, 2002 and 2001, no provision
     -------------
     for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods.

     Cash  and  Cash  Equivalents - For purposes of the statement of cash flows,
     ----------------------------
     the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Use  of  Estimates  - The preparation of financial statements in conformity
     ------------------
     with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Depreciation  -  The  cost  of the condominium will be depreciated over its
     ------------
     estimated useful life. Depreciation will be computed on the straight-line method over a life of 27.5 years for financial reporting purposes and for income tax purposes.

     Reclassification  -  Prior  to 2002, the Company reported rental income net
     ----------------
     of the management fee and other costs paid to the outside management company. For 2002 and in the future, the Company will report gross rental income and show the management fee and other bill costs as an expense.

NOTE   2  -  EQUITY  TRANSACTIONS

     The Company during April 1995 issued 275,000 of $.001 par value common stock to an individual for $275 in cash. Also, during July certain individuals were sold 725,000 shares of common stock at $.005 per share for $3,625. During 1997, 1999 and from July 2000 through December 2000, $474, $5,000 and $15,000 respectively, was contributed to the Company to pay certain expenses relating to State taxes and to provide operating capital.

                           SHORESIDE INVESTMENTS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE  2  -  EQUITY  TRANSACTIONS  -  CONTINUTED

     The Company during June 2000 issued 200,000 shares of common stock to two stockholders for a condominium. At the time of the acquisition of the condominium its cost was recorded at a cost not greater than the historical cost to the stockholders' of $178,000. At the same time, the Company also assumed a note payable with a balance of $121,864 associated with the financing of the original purchase of the condominium and a net amount of $183 for property taxes in reserve and accrued. Thus, the net value of the asset acquired was $56,319 or an approximate price per share of $.282.

     The Company also during June 2000 issued 50,000 shares of common stock to stockholders for a building lot. At the time of the acquisition of the building lot its cost was recorded at a cost not greater than the historical cost to the stockholder of $76,700. At the same time, the Company also assumed a note payable with a balance of $51,036 associated with the financing of the original purchase of the building lot and an amount of $4,403 for accrued property taxes. Thus, the net value of the asset acquired was $21,261 or an approximate price per share of $.425.

     During October 2001, the Company decided to divest its interest in the building lot it acquired in June 2000 and which is explained in the above paragraph. The Company exchanged the building lot net of taxes owed and the associated debt related to the building lot for 50,000 shares of the Company stock. The shares were subsequently cancelled.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

     An officer/stockholder is providing free office space to the Company; the free rent has been determined to have only nominal value. The Company has no employees. As of December 31, 2002 and 2001 no compensation has been paid or accrued to any officers or directors of the Corporation due to the fact that it is of only nominal value.

     Certain stockholders have advanced money to the Company to pay operating expenses. The advances will be repaid when the Company is able to do so subject to future operations and cash flow requirements. Also, new and old officers of the Company during the year ended December 31, 2002, contributed $23,000 to the Company as additional paid-in capital.

NOTE  4  -  INCOME  TAXES

     At  December 31, 2002 and 2001 the Company had net federal operating losses
     (NOL) of $88,868 and $55,918 which can be carried forward to offset operating income. The NOL's will expire between the years of 2010 and 2022. Valuation allowances of $18,465 and $9,980 have been established for deferred tax assets associated with the above NOL's for 2002 and 2001. The change in the NOL allowances for 2002 and 2001 was $8,485 and $6,031.

NOTE  5  -  GOING  CONCERN

     The Company has experienced losses of $32,950, and $29,593 for the years ended December 31, 2002 and 2001 respectively, and has experienced losses from its inception. The Company has limited operating capital and limited income. In light of the above circumstances, the ability of the Company to continue as a going concern is substantially in doubt.

                           SHORESIDE INVESTMENTS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE  5  -  GOING  CONCERN  -  CONTINUED

     The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management believes their plans will provide the corporation with the ability to continue in existence at least for the next 12 months. Management plans to maintain its filing for corporate existence and to limit expenses to the minimum to remain in existence. This may require additional advances or loans from its stockholders or others. The Company will continue to limit expenses until enough capital has been raised to generate income and operating capital for its condominium rental and management activities. Management believes these efforts will maintain the entity as a going concern.

NOTE   6   -   NOTES  PAYABLE

     Note  payable ( See Note 9) consists of the following at December 31, 2002:

     Mortgage  loan  with  a  mortgage  company  dated  July  1,  2002
     Monthly installment payments of $755 for 30 years with an interest rate of 6.375%.
     Secured  by  a condominium in Park City, Utah          $  120,434
                                                            ----------

     Total  notes  payable                                     120,434
     Less  current  portion  of debt                        (   1,422)
                                                            ----------

     Notes  payable  -  long-term  portion                   $  119,012
                                                             ==========

     Current  maturities  of  long-term  debt  consist  of  the  following:

               Year  ended
               December  31,                                     Amount
               -------------                                -----------
                      2003                                  $     1,422
                      2004                                        1,515
                      2005                                        1,615
                      2006                                        1,721
                      2007  and  after                          114,161
                                                               --------

                                                             $  120,434
                                                             ==========

NOTE  7  -  GOVERNMENT  FILING

     During the second quarter of 2002, the Company filed a Securities and Exchange filing on Form SB-2 to register the Common Shares of the Company. At December 31, 2002, the Company was still in the process of completing the filing. An officer and another stockholder have signed a Promotional Shares Lock-In Agreement in conjunction with the above filing.

NOTE  8  -  CHANGE  IN  MANAGEMENT

     During the third quarter of 2002, the Company had a change in management. Harvey Carmichael the old President and member of the Board of Directors of the Company resigned and Robert M. Karz was appointed to the Board of Directors and also became the President, Treasurer and Secretary of the Company.

                           SHORESIDE INVESTMENTS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE  9  -  CONDOMINIUM  REFINANCING

     On June 27, 2002, a shareholder completed a refinance of the condominium. The cost of the refinance was $1,053, which was paid by the Company. The new loan is a 5/6 libor arm. The interest rate is fixed at 6.375% for 5 years and then the loan changes to an adjustable rate mortgage for the remaining 25 years of the loan. There is no balloon payment due on the loan. The loan is secured by the Condominium. The amortization term is 30 years. The refinance was done in the name of the shareholder through a Mortgage Company owned by the shareholder and the President of the Company and the loan was assigned to the Company. The Company will make the monthly payments, which total $887.21. The principal and interest portion of the payments is $754.88 and the escrow portion is $132.33. The payments are due on the first of each month.

Independent  Auditor's  Report
------------------------------


Board  of  Directors
SHORESIDE  INVESTMENTS,  INC.


I have audited the accompanying balance sheets of Shoreside Investments, Inc. (A development stage company) as of December 31, 2001, and 2000 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001, and 2000, and from inception (February 8, 1995) to
December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shoreside Investments, Inc. (A development stage company) at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, and from Inception (February 8, 1995) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

As discussed on Notes 1 and 5, the Company has been in the development stage since its inception on February 8, 1995. The Company has limited operating capital with current liabilities exceeding current assets by $14,864, and has limited operations. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

/s/  David  T.  Thomson,  P.C.
-------------------------------
Salt  Lake  City,  Utah
February  26,  2002


                               SHORESIDE INVESTMENTS, INC.
                              (A DEVELOPMENT STAGE COMPANY)

                                      BALANCE SHEETS

                                          ASSETS


                                                            December 31,    December 31,
                                                                2001            2000
                                                           --------------  --------------
CURRENT ASSETS:
     Cash . . . . . . . . . . . . . . . . . . . . . . . .  $       2,093   $       7,063
     Rent receivable. . . . . . . . . . . . . . . . . . .          2,083               -
     Prepaid expenses . . . . . . . . . . . . . . . . . .            469             334
                                                           --------------  --------------

             Total Current Assets . . . . . . . . . . . .          4,645           7,397
                                                           --------------  --------------

PROPERTY
     Building lot . . . . . . . . . . . . . . . . . . . .              -          76,700
     Condominium, less depreciation of $7,769 and $2,589.        170,231         175,411
                                                           --------------  --------------

            Total Property. . . . . . . . . . . . . . . .        170,231         252,111
                                                           --------------  --------------

TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . .  $     174,876   $     259,508
                                                           ==============  ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable . . . . . . . . . . . . . . . . . .  $           -   $         497
     Franchise taxes payable. . . . . . . . . . . . . . .            100             100
     Advances from stockholders . . . . . . . . . . . . .         16,305           7,205
     Other accrued liabilities. . . . . . . . . . . . . .          1,034           5,279
     Notes payable - current portion. . . . . . . . . . .          2,070          51,790
                                                           --------------  --------------

             Total Current Liabilities. . . . . . . . . .         19,509          64,871
                                                           --------------  --------------

NONCURRENT LIABILITIES
     Notes payable - less current portion . . . . . . . .        116,938         119,008
                                                           --------------  --------------

STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock, $.001 par value; 10,000,000 shares
         authorized; 1,200,000, and 1,250,000 shares
         issued and outstanding respectively. . . . . . .          1,200           1,250
     Additional paid-in capital . . . . . . . . . . . . .         93,147         100,704
     Deficit accumulated during the development stage . .        (55,918)        (26,325)
                                                           --------------  --------------

          Total Stockholders' Equity (Deficit). . . . . .         38,429          75,629
                                                           --------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . . .  $     174,876   $     259,508
                                                           ==============  ==============

   The accompanying notes are an integral part of these financial statements.


                           SHORESIDE INVESTMENTS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                     For The         For The       Cumulative
                                    Year Ended      Year Ended     During The
                                   December 31,    December 31,    Development
                                       2001            2000           Stage
                                  --------------  --------------  -------------
REVENUE
     Rent income . . . . . . . .  $       7,001   $           -   $      7,001
                                  --------------  --------------  -------------

EXPENSES:
     General and administrative.         10,843           7,286         22,536
     Depreciation expense. . . .          5,180           2,589          7,769
     Property expenses . . . . .          7,653           4,841         12,494
     Property interest . . . . .         12,818           6,408         19,226
     Franchise tax expense . . .            100             100            894
                                  --------------  --------------  -------------

          Total Expenses . . . .         36,594          21,224         62,919
                                  --------------  --------------  -------------

NET (LOSS) BEFORE TAXES. . . . .        (29,593)        (21,224)       (55,918)

     Provision for income taxes.              -               -              -
                                  --------------  --------------  -------------

NET (LOSS) . . . . . . . . . . .  $     (29,593)  $     (21,224)  $    (55,918)
                                  ==============  ==============  =============

EARNINGS (LOSS) PER SHARE. . . .  $       (0.02)  $       (0.02)  $      (0.06)
                                  ==============  ==============  =============

WEIGHTED AVERAGE SHARES
OUTSTANDING. . . . . . . . . . .      1,239,583       1,250,000        990,664
                                  ==============  ==============  =============

   The accompanying notes are an integral part of these financial statements.


                                                   SHORESIDE INVESTMENTS, INC
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                Deficit
                                                                                              Accumulated
                                                                                  Additional   During The
                                                                  Capital Stock    Paid-in    Development
                                                                     Shares        Amount       Capital       Stage      Total
                                                                 ---------------  ----------  ------------  ---------  ---------
BALANCE, February 8, 1995 (Inception) . . . . . . . . . . . . .  $            -   $      -    $         -   $      -   $      -

Shares issued to individual for cash at $.001
     per share, April 1995. . . . . . . . . . . . . . . . . . .         275,000        275              -          -        275

Stock issued to various individuals at $.005
     per share, July 1995 . . . . . . . . . . . . . . . . . . .         725,000        725          2,900          -      3,625

Net income (loss) from inception to December 31, 1995 . . . . .               -          -              -     (4,056)    (4,056)
                                                                 ---------------  ---------  -------------  ---------  ---------

BALANCE, December 31, 1995. . . . . . . . . . . . . . . . . . .       1,000,000      1,000          2,900     (4,056)      (156)

Net income (loss) for the year. . . . . . . . . . . . . . . . .               -          -              -       (148)      (148)
                                                                 ---------------  ---------  -------------  ---------  ---------

BALANCE, December 31,1996 . . . . . . . . . . . . . . . . . . .       1,000,000      1,000          2,900     (4,204)      (304)

Net income (loss) for the year. . . . . . . . . . . . . . . . .               -          -              -       (120)      (120)
                                                                 ---------------  ---------  -------------  ---------  ---------

BALANCE, December 31, 1997. . . . . . . . . . . . . . . . . . .       1,000,000      1,000          2,900     (4,324)      (424)

Capital contributed by officer and stockholder. . . . . . . . .               -          -            474          -        474

Net income (loss) for the year. . . . . . . . . . . . . . . . .               -          -              -       (170)      (170)
                                                                 ---------------  ---------  -------------  ---------  ---------

BALANCE, December 31, 1998. . . . . . . . . . . . . . . . . . .       1,000,000      1,000          3,374     (4,494)      (120)

Capital contributed by offer and stockholder. . . . . . . . . .               -          -          5,000          -      5,000

Net income (loss) for the year. . . . . . . . . . . . . . . . .               -          -              -       (607)      (607)
                                                                 ---------------  ---------  -------------  ---------  ---------

BALANCE, December 31, 1999. . . . . . . . . . . . . . . . . . .       1,000,000      1,000          8,374     (5,101)     4,273

Shares issued for the net value of a condominium at an
     approximate price per share of $.282, June 2000. . . . . .         200,000        200         56,119          -     56,319

Shares issued for the net value of a building lot at an
     approximate price per share of $.425, June 2000. . . . . .          50,000         50         21,211          -     21,261

Capital contributed by officer and stockholder during the year.               -          -         15,000          -     15,000

Net income (loss) for the year. . . . . . . . . . . . . . . . .               -          -              -    (21,224)   (21,224)
                                                                 ---------------  ---------  -------------  ---------  ---------

BALANCE, December 31, 2000. . . . . . . . . . . . . . . . . . .       1,250,000      1,250        100,704    (26,325)    75,629

Stockholder shares returned and cancelled in exchange
     for net value of a building lot, October 2001. . . . . . .         (50,000)       (50)       (21,057)         -    (21,107)

Capital contributed by officer and stockholder during the year.               -          -         13,500          -     13,500

Net income (loss) for the year. . . . . . . . . . . . . . . . .               -          -              -    (29,593)   (29,593)
                                                                 ---------------  ---------  -------------  ---------  ---------

BALANCE, December 31, 2001. . . . . . . . . . . . . . . . . . .       1,200,000   $  1,200   $     93,147   $(55,918)  $ 38,429
                                                                 ===============  =========  =============  =========  =========


                                      SHORESIDE INVESTMENTS, INC.
                                     (A DEVELOPMENT STAGE COMPANY)
                                        STATEMENTS OF CASH FLOWS


                                                            For The          For The       Cumulative
                                                           Year Ended      Year Ended      During The
                                                           December 31,    December 31,    Development
                                                               2001            2000           Stage
                                                          --------------  --------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss. . . . . . . . . . . . . . . . . . . . . .  $     (29,593)  $     (21,224)  $    (55,918)
     Adjustments to reconcile net loss to
     net cash used in operating activities:
          Depreciation . . . . . . . . . . . . . . . . .          5,180           2,589          7,769
          Taxes reduced on disposal of building lot. . .          1,244               -          6,523
          Changes in assets and liabilities
               Rent receivable . . . . . . . . . . . . .         (2,083)              -         (2,083)
               Prepaid expenses. . . . . . . . . . . . .           (135)           (334)          (469)
               Accounts payable. . . . . . . . . . . . .           (497)            121              -
               Franchise tax payable . . . . . . . . . .              -               -            100
               Other accrued liabilities . . . . . . . .          1,034           5,279          1,034
                                                          --------------  --------------  -------------

             Net cash used in operating activities . . .        (24,850)        (13,569)       (43,044)
                                                          --------------  --------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:. . . . . . . . . .              -               -              -
                                                          --------------  --------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Sale of common stock. . . . . . . . . . . . . . . .              -               -          3,900
     Officer or stockholder's payments (advances). . . .          9,100          10,735         16,305
     Notes payments. . . . . . . . . . . . . . . . . . .         (2,730)         (6,322)        (9,052)
     Capital contributed by stockholder. . . . . . . . .         13,500          15,000         33,974
                                                          --------------  --------------  -------------

             Net cash provided by financing activities .         19,870          19,413         45,127
                                                          --------------  --------------  -------------

NET INCREASE (DECREASE) IN CASH. . . . . . . . . . . . .         (4,980)          5,844          2,083

CASH AT BEGINNING PERIOD . . . . . . . . . . . . . . . .          7,063           1,219              -
                                                          --------------  --------------  -------------

CASH AT END OF PERIOD. . . . . . . . . . . . . . . . . .  $       2,083   $       7,063   $      2,083
                                                          ==============  ==============  =============

SUPPLEMENTAL CASH FLOW INFORMATION:
     Interest expense. . . . . . . . . . . . . . . . . .  $      12,818   $       6,408   $     19,226
                                                          ==============  ==============  =============

     Income taxes. . . . . . . . . . . . . . . . . . . .  $           -   $           -   $          -
                                                          ==============  ==============  =============

SUPPLEMENTAL NONCASH TRANSACTIONS
     Common stock issued (canceled) to acquire or
          dispose of property net of property taxes. . .  $     (70,167)  $     250,480   $    180,158
                                                          ==============  ==============  =============

     Assumption (reduction) of debt associated with the
          property acquisition or disposal . . . . . . .  $     (49,061)  $     172,900   $    123,839
                                                          ==============  ==============  =============

   The accompanying notes are an integral part of these financial statements.

                           SHORESIDE INVESTMENTS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Organization  -  Shoreside  Investments,  Inc.  (the Company) was organized
     ------------
     under the laws of the State of Utah on February 8, 1995 as Sun Seekers, Corp. and elected a fiscal year end of December 31st. The Company was formed for the purpose of owning and operating tanning salons. The tanning salon business was never commenced and the Company was dormant until February 1996. The Company changed its name to Shoreside Investments, Inc. on February 2, 1996 and decided to become a marketing company. The Company ran its marketing business until February 1997 with very little activity. From that date until October 1999, the Company was dormant. During November 1999, the Company was capitalized by a $5,000 cash contribution. The money was used to pay expenses and to provide operating capital. The Company is currently in the resort condominium rental and management business. The Company has not commenced planned principle operations and is considered a development stage company as defined in SFAS No. 7. All of its revenue in 2001 was from rental fees from a condominium located in Park City, Utah.

     Net  Earnings  Per Share  -  The computation of net income (loss) per share
     ------------------------
     of common stock is based on the weighted average number of shares outstanding during the period presented.

     Income  Taxes  -  Due to losses at December 31, 2000 and 1999, no provision
     -------------
     for income taxes has been made. There are no deferred income taxes resulting from income and expense items being reported for financial accounting and tax reporting purposes in different periods.

     Cash  and  Cash  Equivalents - For purposes of the statement of cash flows,
     ----------------------------
     the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Use  of  Estimates  - The preparation of financial statements in conformity
     ------------------
     with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Depreciation  -  The  cost  of the condominium will be depreciated over its
     ------------
     estimated useful life. Depreciation will be computed on the straight-line method over a life of 27.5 years for financial reporting purposes and for income tax purposes.

NOTE   2  -  EQUITY  TRANSACTIONS

     The Company during April 1995 issued 275,000 of $.001 par value common stock to an individual for $275 in cash. Also, during July certain individuals were sold 725,000 shares of common stock at $.005 per share for $3,625. During 1997, 1999 and from July 2000 through December 2000, $474, $5,000 and $15,000 respectively, was contributed to the Company to pay certain expenses relating to State taxes and to provide operating capital.

                           SHORESIDE INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE   2  -  EQUITY  TRANSACTIONS  -  CONTINUTED

     The Company during June 2000 issued 200,000 shares of common stock to two stockholders for a condominium. At the time of the acquisition of the condominium its cost was recorded at a cost not greater than the historical cost to the stockholders' of $178,000. At the same time, the Company also assumed a note payable with a balance of $121,864 associated with the financing of the original purchase of the condominium and a net amount of $183 for property taxes in reserve and accrued. Thus, the net value of the asset acquired was $56,319 or an approximate price per share of $.282.

     The Company also during June 2000 issued 50,000 shares of common stock to stockholders for a building lot. At the time of the acquisition of the building lot its cost was recorded at a cost not greater than the historical cost to the stockholder of $76,700. At the same time, the Company also assumed a note payable with a balance of $51,036 associated with the financing of the original purchase of the building lot and an amount of $4,403 for accrued property taxes. Thus, the net value of the asset acquired was $21,261 or an approximate price per share of $.425.

     During October 2001, the Company decided to divest its interest in the building lot it acquired in June 2000 and which is explained in the above paragraph. The Company exchanged the building lot net of taxes owed and the associated debt related to the building lot for 50,000 shares of the Company stock. The shares were subsequently cancelled.

NOTE    3  -  RELATED  PARTY  TRANSACTIONS

     An officer/stockholder is providing free office space to the Company; the free rent has been determined to have only nominal value. The Company has no employees. As of December 31, 2001 and 2000 no compensation has been paid or accrued to any officers or directors of the Corporation due to the fact that it is of only nominal value.

     Certain stockholders have advanced money to the Company to pay operating expenses. The advances will be repaid when the Company is able to do so based on future operations and cash flow requirements.

NOTE   4   -   INCOME  TAXES

     At  December 31, 2001 and 2000 the Company had net federal operating losses
     (NOL) of $59,918 and $26,325, which can be carried forward to offset operating income. The NOL's will expire between the years of 2010 and 2021. Valuation allowances of $9,980 and $3,949 have been established for deferred tax assets associated with the above NOL's for 2001 and 2000. The change in the NOL allowances for 2001 and 2000 was $6,031 and $3,184.

NOTE   5   -   GOING  CONCERN

     The Company has experienced losses of $29,593, and $21,244 for the years ended December 31, 2001 and 2000 respectively, and has experienced losses from its inception. The Company has limited operating capital and limited income. In light of the above circumstances, the ability of the Company to continue as a going concern is substantially in doubt.

                           SHORESIDE INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE   5   -   GOING  CONCERN  -  CONTINUED

     The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management believes their plans will provide the corporation with the ability to continue in existence at least for the next 12 months. Management plans to maintain its filing for corporate existence and to limit expenses to the minimum to remain in existence. This may require additional advances or loans from its stockholders or others. The Company will continue to limit expenses until enough capital has been raised to generate income and operating capital for its real estate development and management activities. Management believes these efforts will maintain the entity as a going concern.

NOTE   6   -   NOTES  PAYABLE

     Note  payable  consist  of  the  following  at  December  31,  2001:

     Mortgage  loan  with  a  mortgage  company  dated  November  1,  1995
     Monthly  installment  payments  of  $837  for  30  years  with  an interest

     rate of 6.75%.  Secured by a condominium in Park City, Utah      119,008
                                                                      -------

     Total  notes  payable                                            119,008
     Less  current  portion  of  debt                                 (2,070)
                                                                      -------

     Notes  payable  - long-term portion                           $  116,938
                                                                   ==========

     Current  maturities  of  long-term  debt  consists  of  the  following:

                 Year  ended
               December  31,                                  Amount
               -------------                                 -------
                      2002                               $     2,070
                      2003                                     2,215
                      2004                                     2,369
                      2005                                     2,534
                      2006  and  after                       109,820
                                                            --------

                                                          $  119,008
                                                          ==========

NOTE   7   -   GOVERNMENT  FILING

     During the second quarter of 2002, the Company intends to file a Securities and Exchange filing on Form SB-2 to register the Common Shares of the Company.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                                  LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for us by Cletha A. Walstrand, Attorney at Law, 8 East Broadway, Suite 609, Salt Lake City, Utah 84111.

                                     EXPERTS

The financial statements for the years ended December 31, 2002 and 2001 that appear in this prospectus and registration statement, have been audited by David
T. Thomson, P.C., as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of David T. Thomson, P.C. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Shoreside Investments, Inc. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet website, http://www.sec.gov.

================================================================================








                           SHORESIDE INVESTMENTS, INC.




                                 600,000 SHARES
                                  COMMON STOCK

                                 $.05 PER SHARE
                                 $.001 PAR VALUE



                              ---------------------
                                   PROSPECTUS
                              ---------------------














                                 APRIL ____2003

================================================================================
================================================================================
Until _____________, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------
TABLE  OF  CONTENTS
--------------------------------
Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . .   5
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Determination of Offering Price . . . . . . . . . . . . . . . . . .   9
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Selling Security Holders. . . . . . . . . . . . . . . . . . . . . .   9
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . .  10
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . .  12
Directors & Executive Officers. . . . . . . . . . . . . . . . . . .  12
Principal Stockholders. . . . . . . . . . . . . . . . . . . . . . .  12
Description of Securities . . . . . . . . . . . . . . . . . . . . .  13
Interests of Named Experts. . . . . . . . . . . . . . . . . . . . .  14
SEC's Position on Indemnification . . . . . . . . . . . . . . . . .  14
Description of Business . . . . . . . . . . . . . . . . . . . . . .  14
Plan of Operation . . . . . . . . . . . . . . . . . . . . . . . . .  18
Management's Discussion & Analysis. . . . . . . . . . . . . . . . .  19
Description of Property . . . . . . . . . . . . . . . . . . . . . .  22
Certain Relationships and Related Transactions. . . . . . . . . . .  23
Market for Common Stock . . . . . . . . . . . . . . . . . . . . . .  24
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . .  26
Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .  27

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities  offered  hereby  to  whom  it  is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since such date.
================================================================================

PART  II.

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

Our articles of incorporation provide that no director or officer shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation.

Furthermore, Section 16-10a-903 of the Utah Revised Business Corporation Act mandates indemnification, and states "[u]nless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful." U.C.A. 1953 Section 16-10a-903.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange
---------
Commission.


Securities and Exchange Commission Filing Fee  $     2.76
Printing Fees and Expenses. . . . . . . . . .      500.00
Legal Fees and Expenses . . . . . . . . . . .   15,000.00
Accounting Fees and Expenses. . . . . . . . .    3,000.00
Blue Sky Fees and Expenses. . . . . . . . . .      500.00
Trustee's and Registrar's Fees. . . . . . . .      500.00
Miscellaneous . . . . . . . . . . . . . . . .      497.24
TOTAL . . . . . . . . . . . . . . . . . . . .  $20,000.00

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

In June of 2000, 100,000 shares were issued to Mr. Joe Thomas, and 100,000 shares were issued to Mr. Rob Karz in exchange for title to Unit 4 of the Gambler Condominiums located in Park City, Utah. Also in June of 2000, we issued 50,000 shares to Chad Wright in exchange for a vacant building lot located in Draper, Utah. In October of 2001, the vacant lot was returned to Mr. Wright and the 50,000 shares were cancelled.

Between April and July of 1995 we sold 1000 common shares to 31 investors in reliance on the exemption from registration provided by Section 4(2) of the Act for transactions by an issuer not involving any public offering. As a result of the 1000 for 1 share forward split of our common shares effected in 2000, these shares now represent 1,000,000 common shares, constituting 80% of our outstanding common shares.

All of these shares were sold by our original incorporator without the use of any underwriter, broker or selling agent. No commissions or other compensation were paid to any person for placing the shares. The proceeds from the sales in 1995 were used to pay the expenses of incorporation and the remodeling of premises for use as a tanning salon. The transactions in which shares were issued in 2000 resulted in the acquisition of capital assets.

We rely upon the following facts for an exemption under Section 4(2) of the Act regarding the sale of these shares without registration.

     1. The cash purchasers of the shares are sophisticated investors who had full knowledge that Shoreside was a start-up business with no operating history, and who were fully apprised that we had no cash or other assets, and who understood our proposed business plan of opening one or more tanning salons.

     2. The incorporator who purchased shares was fully apprised of the same facts regarding the issuer and had personally conceived the business plan which we hoped to accomplish.

     3. Messrs Karz, Thomas and Wright had, prior to the transactions in which they exchanged real property assets for common shares, been advised that we were a totally inactive company, had negative net worth, had no business assets or active business operations, and no income from any such operations. They entered into these transactions knowing that they were investing the only assets in Shoreside which had any capability of providing a capital basis for any active business operations.

     4. As a result of the foregoing, none of the purchasers of these shares was in need of the protection which would have been afforded by registration under the Securities Act of 1933.

     5. The purchasers were all advised that the shares, when issued, would be "restricted securities" as that phrase is defined by paragraph (a) of SEC Rule 144 under the Act, and that in order for them to resell all or any part of the shares, they would be required to abide by the conditions set forth in that Rule.

     6. The purchasers each acknowledged that they were purchasing the shares for their own accounts, for investment, not with a view to distribution.

     7. Each of the purchasers consented to the imposition of a legend on the face of the share certificates, which stated that the shares could not be resold without registration or the availability of an exemption from registration, and further consented to the placement of stop-transfer orders against the shares until we are satisfied that they are either subject to a registration statement under the Act or may be sold pursuant to some available exemption from registration.

ITEM  27.  EXHIBITS


SEC Ref. No.  Title of Document                     Location

         3.1  Articles of Incorporation. . . . . .         *
         3.2  Bylaws . . . . . . . . . . . . . . .         *
         3.3  Articles of Amendment 2/6/96 . . . .         *
         3.4  Articles of Amendment 3/6/00 . . . .         *
         5.1  Legal Opinion. . . . . . . . . . . .         *
        10.1  Exchange Agreement-Gambler Condo . .         *
        10.2  Rental Management Agreement. . . . .         *
        10.3  Adjustable Rate Note . . . . . . . .        **
        10.4  Form 611 Adjustable Rate Disclosure.        **
        10.5  Addendum to Note . . . . . . . . . .        **
        10.6  Adjustable Rate Rider. . . . . . . .        **
        10.7  Addendum to Adjustable Rate Rider. .        **
        23.1  Consent of Cletha A. Walstrand, Esq.         *
        23.2  Consent of David T. Thomson, P.C.. .  Attached


*Pursuant to Rules 411(c) and (d) promulgated under the Securities Act of 1933, all starred exhibits are hereby incorporated by reference to the Registration Statement filed on Form SB-2 with the Securities and Exchange Commission on May 24, 2002.

** Incorporated by reference to the Amended Registration Statement filed on December 11, 2002.

ITEM  28.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and control persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities, other than payment of expenses incurred by a director, officer or controlling persons in the successful defense of any action, is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes  to:
(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Shoreside Investments, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Salt Lake
City,  State  of  Utah,  on  April  3,  2003.

                              SHORESIDE  INVESTMENTS,  INC.




                                   /s/Robert  Karz
                                   -----------------------------------------
                                   Robert  Karz
                                   President  and  Chief  Financial  Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.




April  3,  2003                    /s/Robert  Karz
                                   ----------------
                                   Robert  Karz
                                   Director